UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 14, 2014

AMERICAN DG ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34493	04-3569304
(Commission file number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 522-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

The purpose of this report is to update information concerning the number of the Company’s installations and backlog.

As of September 30, 2014, the Company had an installed base of 121 energy systems and a backlog of 25. The Company reduced the backlog by 11 energy systems from the backlog previously disclosed in the Company’s press release on August 14, 2014, where it reported a then current installed base of energy systems of 122 energy systems and a then current backlog of 36 energy systems.

The installed energy systems were reduced from 122 to 121 due to the installation of 3 new energy systems and the expiration of an agreement with 4 energy systems.

The reduction in backlog from 36 systems to 25 is due to 3 energy systems becoming operational and 8 energy systems have been taken off of backlog due to a change in the ownership of a customer’s building and the subsequent extended delay in beginning the installation of the agreed upon energy systems at the property. The Company continues to focus on completing its backlog and expanding sales.While the Company believes it may still be able to fulfill the terms of its signed agreement with the property, the Company determined to modify its reported backlog numbers at this time.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such forward-looking statements involve substantial risks and uncertainties. All statements, other than statements of historical fact, included in this filing are forward-looking statements. Forward-looking statements include, among other things, the Company’s beliefs pertaining to the backlog. The Company has based these forward-looking statements on its current expectations and projections about future events. Although the Company believes that the expectations underlying its forward-looking statements are reasonable, these expectations may prove to be incorrect, and all of these statements are subject to risks and uncertainties. Therefore, you should not place undue reliance on the Company’s forward-looking statements. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 14, 2014	AMERICAN DG ENERGY INC.
		By:	/s/ Gabriel Parmese
Gabriel Parmese, Chief Financial Officer